Exhibit 10.9.1

August 15, 1996

HCIA Inc.
300 East Lombard Street
Baltimore, Maryland 21202
Attention:  Mr. Barry C. Offutt, Chief Financial Officer
Telecopy:  (410) 547-8750

         Re: Credit Agreement dated as of August 8, 1996, between HCIA Inc., a Maryland corporation (the "Borrower"), First Union National Bank of North Carolina, a national banking association, as agent (the "Agent"), and the Lenders parties thereto from time to time

Dear Mr. Offutt:

         The purpose of this letter is to confirm our agreement to amend the above-referenced Credit Agreement to permit the voluntary repayment of Loans upon one (1) Business Day's notice rather than five (5) Business Days' notice as currently provided. Capitalized terms used herein shall have the meanings specified in the Credit Agreement. The amendment shall be as set forth below:

                  Effective as of August 8, 1996, the Credit Agreement is hereby amended by deleting the reference to "five (5) Business Days" in the fourth line of Section 2.5(a) and substituting in its place a reference to "one (1) Business Day."

Please indicate your agreement to the foregoing by signing and returning to me the enclosed duplicate copy of this letter agreement. Upon signature by HCIA Inc., this letter agreement shall constitute an amendment to the Credit Agreement. The Credit Agreement, as amended hereby, shall remain in full force and effect.

                                   Sincerely,

                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

Agreed and accepted
as of the date above

HCIA INC.

By:       /s/ Barry C. Offutt
         _______________________________
Title:   Senior Vice President

cc:      HCIA Inc.
         300 East Lombard Street
         Baltimore, Maryland  21202
         Attention:      Charles A. Berardesco,
                           General Counsel